Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262865

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 25, 2022)

2,750,000 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 2,292,017 Shares of Common Stock
Common Warrants to Purchase up to 5,042,017 Shares of Common Stock
Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

We are offering 2,750,000 shares of our common stock, par value $0.0001 per share, and accompanying common warrants to purchase up to an aggregate of 2,750,000 shares of our common stock. Each share of common stock and accompanying common warrant are being sold together at a combined price of $1.19.

We are also offering pre-funded warrants to purchase up to an aggregate of 2,292,017 shares of our common stock and accompanying common warrants to purchase up to an aggregate of 2,292,017 shares of common stock to institutional investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. This offering also relates to the shares of our common stock issuable upon exercise of the pre-funded warrants and common warrants sold in this offering. Each pre-funded warrant and accompanying common warrant are being sold together at a combined price of $1.1899.

The shares of common stock and pre-funded warrants, on the one hand, and the accompanying common warrants, on the other hand, are immediately separable and will be issued separately, but can only be purchased together in this offering. Each pre-funded warrant will have an exercise price per share of common stock equal to $0.0001 and be exercisable at any time after its original issuance until exercised in full. Each common warrant will have an exercise price per share of common stock equal to $1.20, will be immediately exercisable and will expire five years from the date of issuance. The pre-funded warrants and the common warrants are referred to collectively as the warrants.

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “NOVN.” There is no established trading market for any of the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. On March 13, 2023, the last reported sale price of our shares of common stock, as reported on The Nasdaq Capital Market, was $1.19 per share.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent may engage one or more sub-placement agents or selected dealers to assist with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

Our business and investment in our common stock and accompanying common warrants, and our pre-funded warrants and accompanying common warrants involve risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Offering price	$1.19000	$1.18990	$5,999,771.03
Placement agent fees (1)	$0.07735	$0.07735	$390,000.01
Proceeds, before expenses, to Novan, Inc. (2)	$1.11265	$1.11255	$5,609,771.02

(1)	In addition, we have also agreed to reimburse the placement agent for certain of its expenses. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding the compensation payable to the placement agent.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the warrants being issued in this offering.

Delivery of the securities is expected to be made on or about March 16, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 13, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, pre-funded warrants and common warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated February 25, 2022, including the documents incorporated by reference therein, provides more general information that may not relate to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any free-writing prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock and warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock, pre-funded warrants and common warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock, pre-funded warrants and common warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock, pre-funded warrants and common warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Novan,” “NOVN,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Novan, Inc. and its subsidiaries, unless otherwise specified.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “assume,” “contemplate,” “continue,” “due,” “goal,” “objective,” “plan,” “seek,” “target,” “expect,” “believe,” “anticipate,” “intend,” “positioned,” “may,” “will,” “would,” “could,” “should,” “potential,” “predict,” “project,” “estimate,” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon information available to us as of the date hereof (or thereof, as applicable) and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.
These forward-looking statements are subject to numerous risks, including, without limitation, the following:
•We have incurred net losses since our incorporation and anticipate that we will continue to incur net losses for the foreseeable future.
•We will need significant additional funding to continue our commercial operating activities and for the advancement of our product development programs, including potential commercialization efforts for SB206, beyond what is currently included in our operating forecast and related cash projection. If we are unable to raise capital, we would be forced to delay, reduce, terminate or eliminate our product development programs, or our current and future commercialization efforts and/or delay, defer, or reduce our cash expenditures, or we may need to dissolve and liquidate our assets or seek protection under bankruptcy laws. If we are forced to terminate or eliminate our product development programs or pursue other strategic alternatives or corporate transactions, there can be no assurance that such actions would result in any additional stockholder value. If we are forced to wind down our operations, liquidate or seek bankruptcy protection, it is unclear to what extent we will be able to pay our obligations, and, accordingly, it is further unclear whether and to what extent any resources would be available for distributions to our stockholders, whereby, our stockholders may lose some or all of their investment.
•In March 2022, we acquired EPI Health, LLC, or EPI Health, and such acquisition, the EPI Health Acquisition. Integrating the EPI Health and legacy Novan businesses is a continuing process that involves risks associated with acquisitions and integrating acquired businesses. Failure to do so effectively may have an adverse effect.
•Raising additional capital, including through this offering or other issuance of shares of our common stock, may reduce the trading price of our common stock. Any future additional issuances of equity, or debt convertible into equity, may result in significant dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies, product candidates or commercial products.
•The price of our common stock has been and may continue to be volatile and fluctuate significantly, which could result in substantial losses for our existing stockholders.
•Our revenue is dependent upon sales of our medical dermatology products, and setbacks relating to the sale of such commercial products have and may impair our operating results, including if our competitors
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develop treatments for our commercial portfolio’s target indications or more effectively execute their commercialization strategies, which could limit our commercial opportunity and profitability.
•Our products and product candidates may pose safety issues, cause adverse events, have side effects or have other properties that could delay or prevent the regulatory approval for our product candidates, limit the commercial profile of an approved label or result in significant negative consequences.
•Our product candidates, if approved, and our commercial products may face significant competition, and our failure to effectively compete may prevent us from achieving significant market penetration or share. We face, and will continue to face, competition in the development and marketing of products from academic institutions, government agencies, research institutions and biotechnology and pharmaceutical companies, including specialty and other large pharmaceutical companies, and over-the-counter, or OTC, companies and generic manufacturers. The dermatology competitive landscape is highly fragmented, with many mid-size and smaller companies competing in the prescription sector. To successfully compete for business with managed care and pharmacy benefits management organizations, we must often demonstrate that our products offer not only medical benefits, but also cost advantages as compared with other forms of care.
•Our research and development activities relate solely to developing nitric oxide-based therapeutics to treat a range of diseases with significant unmet needs, and if we do not successfully achieve regulatory approval for any of our product candidates or successfully commercialize them, we may not be able to continue as a business.
•Clinical drug development involves a lengthy and expensive process with uncertain timelines and outcomes, and results of earlier studies and trials may not be predictive of future trial results. The results of any further development activities may not be sufficient to support a new drug application, or NDA, submission for or regulatory approval of any of our product candidates.
•Ongoing or future product development activities may not be successful, including that our preclinical studies may not demonstrate proof-of concept or may show adverse toxicological findings, and our clinical trials may not show the requisite safety and efficacy of our product candidates. The regulatory approval processes of the Food and Drug Administration, or FDA, are lengthy, time-consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates on a timely basis or at all, our business will be substantially harmed.
•Delays or disruptions in the qualification of manufacturing facilities and processes or in the manufacture of our (i) active pharmaceutical ingredients, or APIs, including berdazimer sodium or any other Nitricil new chemical entities, or NCEs, or (ii) clinical trial materials and commercial supplies of any approved products, whether by us or any third-party manufacturer with whom we contract, including any delays in the transfer of technology to third-party manufacturers, could adversely affect our development timelines and result in increased costs of our development programs or in our breaching our obligations to others.
•We currently rely on third-party suppliers to provide the raw materials, finished goods and equipment that are used by us and our third-party manufacturers in the manufacture of our product candidates and commercial products. There are a limited number of suppliers for raw materials, including nitric oxide, and the equipment used to manufacture our product candidates. Any delay or disruption, especially in light of current global supply chain constraints, or price increases related to such manufacturing could adversely impact the timing or cost of our manufacturing activities or other associated development and commercialization activities.
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•We currently rely on third-party logistics vendors to transport our raw materials, API, drug product and commercial products through our supply chain. Certain materials, including our API for our products in development, have designated hazard classifications that limit available transportation modes or quantities. Third-party logistics vendors may choose to delay or defer transportation of materials from time to time, which could adversely impact the timing or cost of our manufacturing activities or other associated development and commercialization activities.
•Many factors could cause production or distribution interruptions with the manufacture and distribution of any of our products and product candidates, including human error, natural disasters, pandemics, labor disputes, acts of terrorism or war, equipment malfunctions, or raw material shortages. If our commercial distribution partners are not able to satisfy our requirements within the expected timeframe, or are unable to provide us with accurate or timely information and data, including inventories and sales, serious adverse events, and/or product complaints, our business may be at risk. In addition, if specialty pharmacy services, including our third-party call center services, which provide patient support and financial services, prescription intake and distribution, reimbursement adjudication, and ongoing compliance support, are not effectively managed, the continuance of our sales of our commercial products or our product candidates, if approved, may be delayed or compromised. Finally, our third-party manufacturers may not be able to manufacture the materials required for our products or product candidates at a cost or in quantities necessary to make them commercially viable.
•We continue to assess global supply chain constraints, including any further impact of the COVID-19 pandemic and the military conflict between Ukraine and Russia, on our suppliers and vendors. Any delay could impact available inventories of our commercial products and our ability to meet demand.
•We rely on third parties to conduct some of our preclinical studies, clinical trials, stability and analytical testing, and regulatory activities. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize any of our product candidates as planned or at all.
•We have entered into and rely on, and may enter into and rely on other, strategic relationships for the further development and commercialization of our products and product candidates. If we are unable to enter into such relationships on favorable terms or at all, or if such relationships are unsuccessful, if disputes arise between us and our strategic partners or if we fail to trigger contingent payments under such strategic relationships, we may be unable to realize the potential economic benefit of our products and product candidates.
•Changes to our leadership team or operational resources, including with the EPI Health Acquisition and integration, could prove disruptive to our operations and have adverse consequences for our business and operating results.
•If we are unable to obtain and maintain patent protection for our product candidates and commercial products, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology, product candidates and commercial products may be impaired.
•As a result of our operating losses and negative cash flows from operations, the report of our independent registered public accounting firm on our December 31, 2021 financial statements included an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern.
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Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, strategic partnerships, collaborations, joint ventures or investments that we may make or enter into. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those risks, uncertainties and assumptions listed above and as described under the sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections elsewhere in this prospectus supplement, accompanying prospectus and the documents or reports incorporated herein by reference. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the risk factors and other information we describe in the reports we file from time to time with the SEC after the date of this prospectus supplement and incorporate by reference herein.
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PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and may not contain all the information you should consider before investing in our common stock, pre-funded warrants and common warrants. For a more complete understanding of the company and this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. If you invest in our common stock, pre-funded warrants or common warrants, you are assuming a high degree of risk. In addition, please read the “Risk Factors” section of this prospectus supplement beginning on page S-7 of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our subsequent filings with the Securities and Exchange Commission.
Overview
We are a medical dermatology company primarily focused on researching, developing and commercializing innovative therapeutic products for skin diseases. Our goal is to deliver safe and efficacious therapies to patients, including developing product candidates where there are unmet medical needs. We are developing SB206 (berdazimer gel, 10.3%) as a topical prescription gel for the treatment of viral skin infections, with a current focus on molluscum contagiosum, or molluscum. In the first quarter of 2022, we acquired EPI Health, LLC, or EPI Health, and such acquisition, the EPI Health Acquisition. EPI Health equips us with a commercial infrastructure across sales, marketing, and communications, as well as a dedicated market access and pharmacy relation teams, and positions us as a fully integrated dermatology company with a pipeline of development candidates focused primarily on dermatological indications, supported by a commercial platform to market and sell therapeutic products for skin diseases.
We promote products for plaque psoriasis, rosacea and acne. We also have a pipeline of potential product candidates using our proprietary nitric oxide-based technology platform, Nitricil, to generate new treatments for multiple indications.
On January 6, 2023, we announced the submission of an NDA to the FDA for SB206 (berdazimer gel, 10.3%) as a treatment for molluscum. In March 2023, we announced that the FDA completed its filing review of our NDA filing seeking marketing approval for berdazimer gel, 10.3% (SB206) and we were assigned a Prescription Drug User Fee Act goal date of January 5, 2024. We are continuing to progress the prelaunch strategy and commercial preparations for SB206, if approved. We believe the addition of the EPI Health commercial infrastructure across the sales, marketing, and communications functions, in addition to the fully dedicated market access and pharmacy relations teams, will benefit the commercial launch of SB206, if approved.
Commercial Portfolio
Our commercial portfolio includes six branded prescription drugs that we acquired in the EPI Health Acquisition. We actively promote three medical dermatological products in the United States and derive revenue from the sale of these branded products through pharmaceutical wholesalers as well as direct to pharmacies. These prescription dermatology therapies are targeted to patients with plaque psoriasis, rosacea, and acne. The branded and promoted product portfolio currently includes Wynzora, Rhofade, and Minolira.
The following summarizes the complete EPI Health product portfolio:
Wynzora Cream (calcipotriene and betamethasone dipropionate cream), or Wynzora, is a combination of calcipotriene, a vitamin D analog, and betamethasone dipropionate, a corticosteroid, indicated for the topical treatment of plaque psoriasis in patients 18 years of age or older. EPI Health entered into a collaboration agreement with MC2 Therapeutics, or MC2, in August 2020, as amended effective January 1, 2022, for the commercialization of Wynzora in the United States, or the MC2 Agreement. Under the MC2 Agreement, MC2 retains full ownership of Wynzora. In particular, we use our commercial infrastructure to promote and sell Wynzora in return for retaining a share of net sales of Wynzora in the United States. The portion of net sales we retain varies depending on the aggregate annual net sales of the product, and ranges from a percentage in the mid-teens to a mid-single digit percentage as net sales reach certain thresholds. Additionally, MC2 pays for certain incremental costs incurred by us in commercialization activities according to a budget to be agreed annually between the parties. The MC2 Agreement expires in June 2028, unless earlier terminated by either party under certain conditions.

Rhofade (oxymetazoline hydrochloride cream, 1%), or Rhofade, is an alpha1A adrenoceptor agonist indicated for the topical treatment of persistent facial erythema associated with rosacea in adults. EPI Health acquired the rights to Rhofade in the United States in October 2019. In connection with that acquisition and other historical acquisitions related to Rhofade, we are required to make certain milestone payments based on future net sales of Rhofade along with paying a combined royalty on net sales of Rhofade and related products initially in the low double digits, which rate may increase based on the thresholds of net sales we achieve.
Minolira (biphasic minocycline hydrochloride immediate release/extended release 105 mg and 135 mg tablets), or Minolira, is indicated to treat inflammatory lesions of non-nodular moderate to severe acne vulgaris in patients 12 years of age and older. EPI Health acquired the rights to Minolira in the United States in August 2018, and we are required to pay certain milestones based on future sales of Minolira.
Cloderm (clocortoline pivalate cream 0.1%), or Cloderm, is indicated for the relief of the inflammatory and pruritic manifestations of corticosteroid-responsive dermatoses. EPI Health acquired the rights to Cloderm in September 2018. In connection with that acquisition, EPI Health is required to pay minimum royalty payments on net sales of Cloderm, subject to meeting certain net sales milestones.
Sitavig (acyclovir 50mg buccal tablets), or Sitavig, is indicated for the treatment of recurrent herpes labialis (cold sores) in immunocompetent adults. We are party to a license agreement EPI Health entered into with Vectans Pharma for the rights to commercialize Sitavig in the United States and Canada.
Nuvail (poly-ureaurethane 16% nail solution), or Nuvail, is indicated for managing signs and symptoms of nail dystrophy, i.e. nail splitting or nail fragility, for intact or damaged nails. We are party to a license agreement EPI Health entered into for the sale of Nuvail and serve as an exclusive distributor of this product in the United States.
Research and Development Portfolio
Our proprietary technology platform leverages nitric oxide’s naturally occurring anti-viral, anti-bacterial, anti-fungal, and immunomodulatory mechanisms of action to treat a range of diseases with significant unmet needs. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated product candidates. The two key components of our nitric oxide platform are our proprietary Nitricil technology, which drives the creation of macromolecular NCEs, and our formulation science, both of which we use to tune our product candidates for specific indications. Our ability to deploy nitric oxide in a solid form, on demand and in localized formulations allows us the potential to improve patient outcomes in a variety of diseases.
We have clinical-stage dermatology and anti-infective drug candidates with multi-factorial (SB204), anti-viral (SB206), anti-fungal (SB208), and anti-inflammatory (SB414) mechanisms of action. We have also introduced a possible anti-viral product candidate for the treatment of external genital warts (SB207). We have conducted or are currently conducting preclinical work on NCEs, including berdazimer sodium, and formulations for the potential treatment of (i) SARS-CoV-2, the virus that causes COVID-19 (SB019), (ii) antimicrobial indications for the adjacent companion animal health market (NVN4100), (iii) cervical intraepithelial neoplasia caused by high-risk human papilloma virus in the men’s and women’s health field (WH504 and WH602), and (iv) inflammatory disorders.
Our primary programmatic focus is on our molluscum product candidate, SB206, and we intend to continue to focus our near term development efforts on this program. In January 2023, we submitted an NDA to the FDA for SB206 for molluscum contagiosum, as described in further detail below.
Recent Developments
NDA Submission for SB206 (berdazimer gel, 10.3%)
On January 6, 2023, we announced the submission of an NDA to the FDA for SB206 (berdazimer gel, 10.3%) as a treatment for molluscum. In March 2023, we announced that the FDA completed its filing review of our NDA filing seeking marketing approval for berdazimer gel, 10.3% (SB206) and we were assigned a Prescription Drug User Fee Act goal date of January 5, 2024. We are continuing to progress the prelaunch strategy and commercial preparations for SB206, if approved.
Exclusive License Agreement for Rhofade in Japan

During the fourth quarter of 2022, we announced that EPI Health entered into an exclusive license agreement with Sato Pharmaceutical Co., Ltd., or Sato, pursuant to which EPI Health granted to Sato an exclusive, royalty-bearing, non-transferable right and license under certain of EPI Health’s intellectual property rights to develop, manufacture and market Rhofade for the treatment of rosacea in Japan. During a specified time period, Sato has an exclusive option to negotiate the terms under which its license would be expanded to include certain other countries in the Asia-Pacific region. Under the exclusive license agreement, in exchange for the licenses granted to Sato, Sato agreed to pay EPI Health the following: (i) an upfront payment of $5.0 million; and (ii) a milestone payment of $2.5 million upon receipt of marketing approval of Rhofade for rosacea in Japan. Sato also agreed to pay EPI Health tiered royalty payments on net sales of the licensed product ranging over time from a percentage of net sales in the mid-teens to a percentage of net sales in the low single digits. EPI Health is required to pay 25% of the upfront and milestone payment amounts to a third party under existing contractual obligations related to Rhofade. EPI Health is also required to pay a portion of the royalty amounts received under the License Agreement to third parties, after which EPI Health will retain net royalties in the low single digits. The terms of the agreement are further described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2022.
Factoring Facility with Bay View Funding
Our subsidiary, EPI Health, entered into an accounts receivable-backed factoring agreement, or the Factoring Agreement, with CSNK Working Capital Finance Corp. d/b/a Bay View Funding, a subsidiary of Heritage Bank of Commerce, or Bay View, effective December 1, 2022, secured by the assets of EPI Health. Pursuant to the Factoring Agreement, EPI Health has sold and has the ability to sell certain trade accounts receivable to Bay View from time to time on a recourse basis, meaning that if Bay View cannot collect the factored accounts receivable from the customer, EPI Health must refund the advance amount remitted to it for any uncollected accounts receivable from the customer. The factoring facility provides for EPI Health to have access to the lesser of (i) $15 million, or the Maximum Credit or (ii) the sum of all undisputed receivables purchased by Bay View multiplied by 70% (which percentages may be adjusted by Bay View in its sole discretion), less any reserved funds. Upon receipt of any advance, EPI Health will have sold and assigned all of its rights in such receivables and all proceeds thereof. The proceeds of the factoring will be used to fund general working capital needs. The terms of the agreement are further described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2022.
Commercial Preparations for SB206 (berdazimer gel, 10.3%), if approved
We are continuing to progress the commercial preparations for SB206 (berdazimer gel, 10.3%), if approved. We believe the addition of the EPI Health commercial infrastructure across the sales, marketing, and communications functions, in addition to the fully dedicated market access and pharmacy relation teams, will benefit the commercial launch of SB206 (berdazimer gel, 10.3%), if approved. We continue to execute on the integration and combination of our companies.
Our Corporate Information
We were incorporated under the laws of the State of Delaware in 2006. Our principal executive office is located at 4020 Stirrup Creek Drive, Suite 110, Durham, NC 27703, and our telephone number is 919-485-8080. Our corporate website is www.novan.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement or in deciding to purchase our common stock, pre-funded warrants and common warrants.
We ceased to be an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, on December 31, 2021. As of the date of this prospectus supplement, we continue to be a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

The Offering

Common stock offered by us	2,750,000 shares.

Pre-funded warrants offered by us	Pre-funded warrants to purchase up to an aggregate of 2,292,017 shares of common stock. We are offering the pre-funded warrants to investors whose purchase of shares of common stock in this offering would otherwise result in such purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchasers, 9.99%) of our outstanding shares of common stock immediately following the closing of this offering. Each pre-funded warrant is exercisable for one share of common stock. Each pre-funded warrant and accompanying common warrant are being sold together at a combined price of $1.1899. Each pre-funded warrant will have an exercise price per share of common stock of $0.0001, and will be immediately exercisable and may be exercised at any time until exercised in full. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein.

For further information on the common warrants, see “Description of the Securities We Are Offering—Pre-Funded Warrants.”

Common warrants offered by us
Common warrants to purchase up to 5,042,017 shares of common stock. Each warrant will have an exercise price of $1.20 per share, will be immediately separable from the common stock or pre-funded warrant, as the case may be, will be exercisable after the six month anniversary of the closing of this offering, or the initial exercise date, and will expire on the fifth anniversary of the initial exercise date. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the common warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain further adjustments as described herein.

For further information on the common warrants, see “Description of the Securities We Are Offering—Common Warrants.”

Common stock to be outstanding immediately after this offering	29,505,195 shares, assuming all of the pre-funded warrants issued in this offering are immediately exercised and assuming none of the common warrants issued in this offering are exercised.

Use of proceeds	We estimate that our net proceeds from our issuance and sale of shares, pre-funded warrants and common warrants will be approximately $5.4 million, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the warrants issued pursuant to this offering.

If all of the warrants sold as part of the firm offering were to be exercised, we would receive additional net proceeds of approximately $6.1 million. We cannot predict when or if these warrants will be exercised. It is possible that the common warrants may expire and may never be exercised.

We currently intend to use the net proceeds from this offering, together with existing cash, to fund our berdazimer gel, 10.3% (SB206) development program activities, support sales and marketing efforts for our marketed products and for general working capital purposes and other operating expenses. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	See “Risk Factors” in this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock, pre-funded warrants and accompanying common warrants.

Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “NOVN.” The shares of common stock offered hereby and the shares of common stock issuable upon exercise of the warrants will be listed on The Nasdaq Capital Market. We do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Dividend policy	We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Our future ability to pay cash dividends on our capital stock may be limited by the terms of any future debt or preferred securities or future credit facility.

Upon the closing of this offering, we have agreed that certain existing warrants to purchase up to an aggregate of 5,261,311 shares of common stock at an exercise price of $2.851 per share and an expiration date of June 13, 2027, will be amended such that the amended warrants will have a reduced exercise price of $1.20 per share following the closing of the offering, will become exercisable six months after the closing of the offering and will be exercisable until December 13, 2027. No other terms of these warrants will be affected by this offering.
The number of shares of our common stock to be outstanding after the offering is based on 24,463,178 shares of our common stock issued, of which 950 shares are held as treasury shares, as of September 30, 2022 and excludes the following:
•1,570,209 shares of our common stock issuable upon the exercise of outstanding options, vesting of restricted stock units, or RSUs, and exercise of stock appreciation rights, or SARs;
•221,568 shares of our common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan;
•5,535,637 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $2.86 per share (and following the warrant amendment, such outstanding warrants have a weighted average exercise price of $1.30 per share); and

•803,143 shares of common stock issued subsequent to September 30, 2022 and through March 3, 2023 pursuant to our Equity Distribution Agreement with Oppenheimer & Co. Inc.

Unless otherwise indicated, all information contained in this prospectus supplement assumes (i) no exercise of options or stock appreciation rights, no vesting of restricted stock units issued under our equity incentive plans or the exercise of any outstanding warrants, (ii) no issuance of shares upon achievement of certain milestones in connection with the EPI Health Acquisition and (iii) no exercise of the pre-funded warrants or common warrants.

RISK FACTORS
An investment in our common stock, pre-funded warrants and common warrants involves risks. You should carefully consider the risk factors described below and incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, respectively, and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the common stock, pre-funded warrants and accompanying common warrants.
Risks Related to This Offering
We will need to raise substantial additional capital in the future to fund our operations and you may experience further dilution if we issue additional equity securities in future fundraising transactions.
We will need to raise substantial additional capital in the future to fund our operations. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding stock options and warrants may result in further dilution of your investment.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We have not allocated specific amounts of the net proceeds from this offering for any specific purposes. Our management will have broad discretion in the application of the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.
If you purchase shares of common stock, pre-funded warrants and accompanying common warrants in this offering, you will suffer immediate and substantial dilution of your investment.
Because the effective price per share of common stock being offered may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the effective offering price you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book deficit as of September 30, 2022, was approximately $(25.3) million, or $(1.04) per share of common stock. Net tangible book value (deficit) per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. See “Dilution” on page S-11 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.
The exercise of outstanding warrants and equity awards will have a dilutive effect on the percentage ownership of our capital stock by existing stockholders.
As of September 30, 2022, we had outstanding warrants to acquire 5,535,637 shares of our common stock and there were 1,570,209 shares of our common stock issuable upon the exercise of outstanding options and SARs and upon the vesting of RSUs. The remaining contractual terms of such options, RSUs, SARs and warrants range from approximately two to ten years. A significant number of such warrants are out of the money, but the holders have the right to effect a cashless exercise of such warrants in certain circumstances. If a significant number of such warrants and options are exercised by the holders, the percentage of our common stock owned by our existing stockholders will be diluted.
There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.
We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.
We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain, if any, for the foreseeable future.
The common warrants are speculative in nature.
The common warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the common warrants may exercise their right to acquire the common stock and pay an exercise price of $1.20 per share, subject to certain adjustments, prior to five years from the date of issuance, after which date any unexercised common warrants will expire and have no further value. Moreover, following this offering, the market value of the common warrants, if any, is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed their imputed offering price. The common warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of our common warrants, and consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.
Holders of pre-funded warrants or warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or warrants and acquire our common stock.
Until holders of pre-funded warrants and warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the pre-funded warrants and warrants. Upon exercise of the pre-funded warrants and warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
The market price and trading volume of our common stock has fluctuated substantially. The market price and trading volume of our common stock may fluctuate widely in the future and the value of an investment in our common stock may decline.
Our stock price has experienced extreme volatility and could vary significantly as a result of many factors. Between January 1, 2021 and March 10, 2023, the last reported sales price of our common stock fluctuated between a high of $25.50 and a low of $0.82. The market price and trading volume of our common stock may continue to fluctuate from time to time as a result of factors outside of our control. For example, the trading price of our common shares increased significantly in June 2021, which we believe was attributable to general market conditions and recognition of our announcement of top-line results of our B-SIMPLE4 study of SB206 as a potential treatment for molluscum contagiosum, and has since declined. There is a potential for rapid and substantial decreases in the price of our common stock, including decreases unrelated to our operating performance or prospects, which could result in substantial losses for our existing stockholders.
In addition, the stock market in general, and smaller reporting companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry fluctuations, including but not limited to those connected with the ongoing military conflict between Russia and Ukraine and trade and monetary sanctions in response to such developments, may negatively impact the price or liquidity of our common stock, regardless of our operating performance. Any actual or perceived negative operational developments or market or industry fluctuations may compound each other’s negative impacts on the price of liquidity of our common stock.
Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees or agents.
Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. These choice of forum provisions do not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our choice of forum provisions will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or agents, which may discourage lawsuits against us and our directors, officers and other employees or agents.
If a court were to find the choice of forum provision contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $5.4 million, after deducting the estimated placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the warrants offered and issued pursuant to this offering. If all of the warrants sold as part of the offering were to be exercised, we would receive additional net proceeds of approximately $6.1 million. We cannot predict when or if these warrants will be exercised. It is possible that the common warrants may expire and may never be exercised.
We currently intend to use the net proceeds from this offering, together with existing cash, to fund our berdazimer gel, 10.3% (SB206) development program activities, support sales and marketing efforts for our marketed products and for general working capital purposes and other operating expenses.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds (if any) from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including expenses in support of regulatory approval of SB206 and potential commercialization strategies, the impact of outside factors such as the COVID-19 pandemic, our ability to enter into strategic arrangements, our ability to access additional capital, and the amount of cash used in our operations. Accordingly, we will retain broad discretion over the use of such proceeds. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We cannot predict whether these investments will yield a favorable return.

DIVIDEND POLICY
We have never paid cash dividends and do not anticipate paying cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, applicable law and other factors our board of directors may deem relevant. Accordingly, we have not appointed any paying agent.

DILUTION
Our net tangible book deficit as of September 30, 2022, was approximately $(25.3) million, or $(1.04) per share of our common stock. Net tangible book value (deficit) per share of our common stock is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our common stock outstanding.
After giving effect to the sale of 2,750,000 shares of our common stock and the accompanying common warrants in this offering at an offering price of $1.19 per share and accompanying common warrant, and pre-funded warrants to purchase 2,292,017 shares of common stock and accompanying warrants in this offering at an offering price of $1.1899 per pre-funded warrant and accompanying common warrant, and after deducting estimated placement agent fees and estimated offering expenses payable by us, assuming the exercise of all pre-funded warrants at the exercise price of $0.0001 per share of common stock and assuming that no value is attributed to common warrants and that such common warrants are classified and accounted for as equity, our as adjusted net tangible book deficit as of September 30, 2022 would have been approximately $(19.9) million, or $(0.68) per share. This represents an immediate increase in net tangible book value of $0.36 per share to existing stockholders and immediate dilution in net tangible book value of $1.87 per share to investors purchasing our securities in this offering at the offering price. The following table illustrates this dilution on a per share basis:
The following table illustrates this dilution:

Offering price per share and accompanying common warrant		$1.19
Historical net tangible book value (deficit) per share as of September 30, 2022	$(1.04)
Increase in net tangible book value (deficit) per share to existing stockholders attributable to investors purchasing securities in this offering	0.36
As adjusted net tangible book value (deficit) per share as of September 30, 2022 after giving effect to this offering		(0.68)
Dilution per share to investors in this offering		$1.87
The foregoing table and calculations are based on 24,462,228 shares of our common stock outstanding as of September 30, 2022, and exclude:
•1,570,209 shares of our common stock issuable upon the exercise of outstanding options and SARs and vesting of outstanding RSUs;
•221,568 shares of our common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan;
•5,535,637 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $2.86 per share (and following the warrant amendment, such outstanding warrants have a weighted average exercise price of $1.30 per share);
•803,143 shares of common stock issued subsequent to September 30, 2022 and through March 3, 2023 pursuant to our Equity Distribution Agreement with Oppenheimer & Co. Inc.; and
•5,042,017 shares of common stock issuable upon the exercise of the common warrants to be issued to the purchaser in this offering at an exercise price of $1.20 per share.
Furthermore, we may choose to raise further additional capital through the sale of equity or debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options, stock appreciation rights, restricted stock units and warrants described above are exercised or vested, the warrants issued in this offering are accounted for as liabilities, new options are issued and exercised or we issue additional shares of our common stock or other equity or convertible debt securities in the future, including issuing shares upon achievement of certain milestones in connection with the EPI Health Acquisition, there will be further dilution to investors in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
In this offering, we are offering shares of our common stock, pre-funded warrants to purchase shares of common stock and common warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the offered common warrants and pre-funded warrants). No fractional warrants will be issued. The shares of common stock and the accompanying common warrants, along with the pre-funded warrants and the accompanying common warrants, are each immediately separable. The shares of common stock, pre-funded warrants and common warrants will be issued separately but can only be purchased together in this offering as described above.
Common Stock
The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus. Our common stock is listed on The Nasdaq Capital Market under the symbol “NOVN.” Our transfer agent is American Stock Transfer & Trust Company, LLC.
Pre-Funded Warrants
The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price
The pre-funded warrants offered hereby will have an exercise price of $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. Pre-funded warrants will be issued in certificated form only.
Exercisability
The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers in this offering may also elect prior to the issuance of pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrant.
Fundamental Transactions
In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.
Transferability
In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of shares of common stock, the holders of pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such pre-funded warrant holders exercise their warrants.
Common Warrants
The following is a summary of the material terms and provisions of the common warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of warrant, which has been provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the common warrants.
Duration and Exercise Price
The common warrants offered hereby will have an exercise price of $1.20 per share. The common warrants will be exercisable upon the six month anniversary of the closing of this offering, or the initial exercise date, and may be exercised until the fifth anniversary of the initial exercise date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock. The common warrants will be issued separately from the shares of common stock and pre-funded warrants offered hereby, and may be transferred separately immediately thereafter. Common warrants will be issued in certificated form only.
Exercisability
The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. Purchasers in this offering may also elect prior to the issuance of warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.
Cashless Exercise
If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrant.
Fundamental Transactions
In the event of any fundamental transaction, as described in the common warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a common warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the shares of common warrant is exercisable immediately prior to such event. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase their warrants at their fair value using the Black Scholes option pricing formula.
Transferability
In accordance with its terms and subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fractional Shares
No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for any of the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited.
Rights as a Shareholder
Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of shares of common stock, the holders of common warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such warrant holders exercise their common warrants.

PLAN OF DISTRIBUTION
Pursuant to an engagement letter agreement dated February 9, 2023, as amended, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering of securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our shares of common stock, and the placement agent will have no authority to bind us by virtue of the engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.
The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.
We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about March 16, 2023, subject to the satisfaction of customary closing conditions.
We have agreed to pay the placement agent a total cash fee equal to 6.5% of the gross proceeds of this offering, approximately 23.1% of which will be paid by us to a financial advisor. We will also pay the placement agent $35,000 for non-accountable expenses, an expense allowance of $50,000 for legal fees and other out-of-pocket expenses and a $15,950 clearing fee. We estimate the total expenses payable by us for this offering will be approximately $610,000, which amount includes the placement agent’s fees and reimbursable expenses.
We have granted the placement agent a four-month right of first refusal to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us.
We have also agreed, in the purchase agreement, to a restriction on the issuance of any variable priced securities for six months following the closing of this offering, subject to certain exceptions. We have also agreed to a lock-up provision that prevents us from issuing any shares of common stock or any securities convertible into or exercisable or exchangeable into shares of common stock for a period of 45 days after the closing date of the offering. Subject to certain exceptions, certain of our officers and directors have agreed not to sell or otherwise dispose of any of the common stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such officer and director and ending 45 days after the closing date of the offering.
We also have granted the placement agent a tail cash fee equal to 6.5% of the gross proceeds sold in any offering consummated within 60 days following the termination of the engagement letter to investors whom the placement agent contacted or introduced to us directly or indirectly in connection with this offering.
We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:
•may not engage in any stabilization activity in connection with our securities; and

•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
From time to time, the placement agent has provided and may provide in the future various advisory, investment and commercial banking and other services to us, including acting as a financial advisor in connection with any business combination or strategic alternative, for which they have received and may continue to receive customary fees and commissions. The placement agent acted as our underwriter in connection with the public offering we consummated in March 2020, our placement agent in connection with the registered direct offering we consummated in March 2020 and our financial advisor in connection with the acquisition of EPI Health, LLC consummated in March 2022, for each of which it received compensation. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.
EXPERTS
The consolidated financial statements of Novan, Inc. as of December 31, 2021 and 2020, and for the years then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.
The consolidated financial statements of EPI Health, LLC as of and for the fiscal years ended September 30, 2021 and September 30, 2020 included in Exhibit 99.1 of our Form 8-K filed March 11, 2022, have been incorporated by reference herein in reliance upon the reports of Elliott Davis, LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 that was declared effective by the SEC under the Securities Act on February 25, 2022, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Novan. The address of the SEC website is http://www.sec.gov.
We maintain a website at www.novan.com. The information contained in or accessible through our website, however, does not constitute, and should not be deemed to be, a part of this prospectus supplement or accompanying prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement and the accompanying prospectus, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 18, 2022;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on May 16, 2022, June 30, 2022, filed with the SEC on August 11, 2022, and September 30, 2022, filed on November 14, 2022, respectively;

•
our Current Reports on Form 8-K filed with the SEC on March 11, 2022, March 11, 2022, May 20, 2022, June 8, 2022, June 10, 2022, July 19, 2022, December 6, 2022, December 21, 2022, January 6, 2023, March 7, 2023 and March 13, 2023; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Novan, Inc.
4020 Stirrup Creek Drive, Suite 110
Durham, North Carolina 27703
Telephone: (919) 485-8080
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

Novan, Inc.

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
_______________________
We may offer and sell up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We may offer securities at the same time or in separate transactions.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.
The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. We may not sell any securities without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
___________________
Investing in our securities involves a high degree of risk. See the “Risk Factors” on page 4 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities. We may not use this prospectus to sell our securities unless accompanied by a prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “NOVN.” On February 16, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.28 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 25, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 from time to time in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. Additionally, we may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement provided may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Novan,” “NOVN,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Novan, Inc. and its subsidiary, unless otherwise specified.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should read this entire prospectus and any accompanying prospectus supplement carefully, including the financial statements and other information incorporated by reference in this prospectus and any accompanying prospectus supplement, before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus beginning on page 4, the risk factors contained in any prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q.

Company Overview
We are a pre-commercial nitric oxide-based pharmaceutical company focused on dermatology and anti-infective therapies. Our vision is to create the world’s leader in nitric oxide-based science, technology, and clinical translation in support of delivering safe and efficacious therapies using our proprietary nitric oxide-based technology platform, Nitricil™, to generate macromolecular NCEs. Our proprietary technology platform leverages nitric oxide’s naturally occurring anti-viral, anti-bacterial, anti-fungal, and immunomodulatory mechanisms of action to treat a range of diseases with significant unmet needs. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated product candidates. The two key components of our nitric oxide platform are our proprietary Nitricil technology, which drives the creation of NCEs, and our formulation science, both of which we use to tune our product candidates for specific indications. Our ability to deploy nitric oxide in a solid form, on demand and in localized formulations allows us the potential to improve patient outcomes in a variety of diseases.

We have clinical-stage dermatology and anti-infective drug candidates with multi-factorial (SB204), anti-viral (SB206), anti-fungal (SB208), and anti-inflammatory (SB414) mechanisms of action. We have also introduced a possible anti-viral product candidate for the treatment of external genital warts (SB207). We have conducted or are currently conducting preclinical work on NCEs, including berdazimer sodium, and formulations for the potential treatment of (i) SARS-CoV-2, the virus that causes COVID-19 (SB019); (ii) antimicrobial indications for the adjacent companion animal health market (NVN4100); (iii) cervical intraepithelial neoplasia caused by high-risk human papilloma virus in the men’s and women’s health field (WH504 and WH602); and (iv) inflammatory disorders.

We are currently focusing our efforts and resources on our priority development pipeline candidates, which include (i) progressing our lead program, SB206, as a treatment for molluscum contagiosum, or molluscum, including preparing for and seeking U.S. regulatory approval, and implementing prelaunch strategy and U.S. commercial preparation; (ii) advancing our late-stage product candidate, SB204, for the treatment of acne vulgaris, or acne, within the U.S., as our second lead program toward a registrational Phase 3 study, based on two prior Phase 3 studies; and (iii) progressing our SB019 development program into a Phase 1 study for a potential intranasal prophylaxis or therapeutic for mild-to-moderate COVID-19 infection.

Corporate Information
We were incorporated under the laws of the State of Delaware in 2006. Our principal executive office is located at 4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703, and our telephone number is 919-485-8080. Our corporate website is www.novan.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase any of our securities.

On May 25, 2021, we effected a 1-for-10 reverse split of our common stock. As a result of the reverse stock split, every 10 shares of issued and outstanding common stock were converted into one share of issued and outstanding common stock, and corresponding adjustments were made to our other forms of outstanding securities, including our outstanding warrants. Unless otherwise indicated, all references to share and per share amounts in this prospectus, including any prospectus supplement, reflect the reverse stock split.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $150,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Use of Proceeds
We currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures. See “Use of Proceeds” in this prospectus.
Risk Factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks, including risks related to our financial condition and risks related to the development of our product candidates, might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including, among other things, research and development expenses and capital expenditures.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities pursuant to our investment policy or apply them to the reduction of short-term indebtedness.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. All statements that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “assume,” “contemplate,” “continue,” “due,” “goal,” “objective,” “plan,” “seek,” “target,” “expect,” “believe,” “anticipate,” “intend,” “positioned,” “may,” “will,” “would,” “could,” “should,” “potential,” “predict,” “project,” “estimate,” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus and the documents incorporated by reference herein are based upon information available to us as of the date hereof (or thereof, as applicable) and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements include statements about:
• our plans and ability to develop and commercialize our product candidates, if approved;
• our plans to conduct clinical trials and preclinical studies and the timing thereof;
• the timing of the availability of data from our clinical trials and preclinical studies;
• our plans to enter into strategic partnerships for the development and commercialization of our product candidates;
• the timing of our regulatory filings for our product candidates;
• the clinical utility, potential benefits and market acceptance of our product candidates;
• our commercialization, marketing and manufacturing capabilities and strategy;
• our intellectual property position; and

• our estimates regarding future revenue, expenses, liquidity, capital requirements and our strategies and needs for additional financing.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus or the documents incorporated herein by reference may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, strategic partnerships, joint ventures or investments that we may make or enter into. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those risks, uncertainties and assumptions described under the sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections elsewhere in this prospectus, any accompanying prospectus supplement and the documents or reports incorporated by reference in this prospectus. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the risk factors and other information we describe in the reports we file from time to time with the SEC after the date of this prospectus and incorporate by reference herein.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our restated certificate of incorporation and our amended and restated bylaws is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Our authorized capital stock consists of:

•	200,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NOVN.”

Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock
Under the terms of our restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The holders of preferred shares are entitled to receive notice of any meeting of our stockholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors.
We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred shares of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Options

There are 653,553 shares of common stock issuable upon the exercise of outstanding options or stock appreciation rights as of February 4, 2022, and 1,138,224 shares of common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan.

Warrants

As of February 4, 2022 we had outstanding warrants to purchase (i) an aggregate of 252,417 shares of our common stock with an exercise price of $3.00 per share, (ii) an aggregate of 11,304 shares of our common stock with an exercise price of $3.75 per share, and (iii) an aggregate of 10,605 shares of our common stock with an exercise price of $5.375 per share. Unless earlier exercised, these warrants will expire on the five year anniversary of the issuance of such warrants.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Restated Certificate of Incorporation and Amended and Restated Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our board of directors, the chair of our board of directors, our chief executive officer or, in the absence of a chief executive officer, our president.

Our restated certificate of incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.

Our restated certificate of incorporation further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.

Finally, our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of our directors, officers or other employees or agents to us or our stockholders, creditors or other constituents; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine. These choice of forum provisions do not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our choice of forum provisions will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action. Nonetheless, any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or agents, which may discourage lawsuits against us and our directors, officers and other employees or agents.

The foregoing provisions, including the choice of forum provisions, will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, (i) together with affiliates and associates, owns, or (ii) is an affiliate or associate of the corporation and, together with affiliates and associates, at any time within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

As used in this section only, “Novan,” “we,” “our” or “us” refer to Novan, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
The indenture does not limit the amount of debt securities that we can issue, and such debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth below or in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indenture, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Novan) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 90 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 90-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or Novan and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Novan;

•	any other Event of Default provided with respect to debt securities of that series that is described in any applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in any applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Novan.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in any applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	at varying prices determined at the time of sale.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.
WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement are part of the registration statement that we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus and any accompanying prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Novan. The address of the SEC website is http://www.sec.gov.

We maintain a website at www.novan.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 18 , 2022;

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Novan, Inc.
4020 Stirrup Creek Drive, Suite 110
Durham, NC 27703
Telephone: (919) 485-8080

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

2,750,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 2,292,017 Shares
of Common Stock

Common Warrants to Purchase up to 5,042,017 Shares
of Common Stock

Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is March 13, 2023